Exhibit 99.1

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

NET INCOME OF $25.6 MILLION OR $0.44 PER SHARE

FOR THE THIRD QUARTER OF 2005

EAST PALO ALTO, Calif., October 26, 2005 – Greater Bay Bancorp (Nasdaq:GBBK), a $7.1 billion in assets financial services holding company, today announced results for the third quarter and nine months ended September 30, 2005.

For the third quarter of 2005, Greater Bay Bancorp’s net income was $25.6 million, or $0.44 per diluted common share, compared to $22.5 million, or $0.36 per diluted common share, for the third quarter of 2004, and $22.7 million, or $0.38 per diluted common share, for the second quarter of 2005. Return on average common equity, annualized, for the third quarter of 2005 was 15.13% compared to 13.90% for the third quarter of 2004, and 13.68% for the second quarter of 2005. Return on average assets, annualized, for the third quarter of 2005 was 1.42% compared to 1.20% for the third quarter of 2004, and 1.29% for the second quarter of 2005.

For the first nine months of 2005, net income was $69.8 million, or $1.16 per diluted common share, compared to $71.8 million, or $1.17 per diluted common share for the first nine months of 2004. Return on average common equity, annualized, for the first nine months of 2005 was 13.96% compared to 14.72% for the same period in 2004. Return on average assets, annualized, was 1.32% for the first nine months of 2005 compared to 1.27% for the same period in 2004.

During the quarter, the Company resolved with the IRS the Notice of Proposed Adjustment (NOPA) received in the fourth quarter of 2004. The IRS issued a revised NOPA, which reduced the disallowed deductions from $34.9 million to $1.5 million. Based on management’s assessment supported by the opinion of its external advisors, the Company did not record any additional tax expense associated with this matter in the third quarter of 2005.

Also during the quarter, the Company successfully completed the full operational and management information system consolidation of its former 11 banking entities into a single business unit. This outcome represents the culmination of an extensive internal 18-month integration process, which the

Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

Company commenced in February 2004 immediately following the legal and regulatory consolidation of its 11 banking charters into a single national banking charter.

“We are pleased with the progress achieved during the quarter,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “Our credit metrics further solidified, core deposits increased, and our net interest margin remained resilient. While loan outstandings modestly declined, our strategic objective to shift our mix to a more balanced portfolio composition continued its favorable trend. We are also encouraged by the continued growth in our specialty finance businesses as well as by the sustained organic growth in our ABD commercial insurance brokerage business,” he stated.

Net Interest Income

Net interest income for the third quarter of 2005 decreased to $68.0 million from $70.3 million in the third quarter of 2004. This was primarily attributable to a decline in average interest earning securities of $565.1 million, offset by an increase of 9 basis points in the average net interest margin.

Net interest income for the third quarter of 2005 increased to $68.0 million from $65.4 million in the second quarter of 2005. This was primarily attributable to an increase of $94.5 million in average loans outstanding (net of non-accrual loans) and a 7 basis point increase in the net interest margin.

Non-Interest Income

Non-interest income for the third quarter of 2005 increased to $54.5 million from $48.0 million in the third quarter of 2004. This was primarily attributable to:

•	Increases in insurance brokerage commissions and fees of $6.7 million, including $5.5 million related to Lucini / Parish which was acquired effective May 1, 2005,

•	Increases in small ticket operating lease revenue of $1.8 million, and

•	Increases in other income of $1.3 million.

These increases were partially offset by a $2.8 million reduction in gains on sale of securities compared to the third quarter of 2004.

Non-interest income for the third quarter of 2005 increased to $54.5 million from $54.2 million in the second quarter of 2005. This was primarily attributable to:

•	Increases in insurance commissions and fees of $0.8 million, and

•	Increases in small ticket operating lease revenue of $0.4 million.

These increases were partially offset by a decrease of $0.4 million in service charges and other fees and $0.5 million in loan and international banking fees compared to the second quarter of 2005.

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

Non-interest income in the first nine months of 2005 increased to $158.9 million from $142.3 million in the same period one year ago. This was primarily attributable to:

•	Increases in insurance commissions and fees of $16.5 million including $9.2 million related to Lucini / Parish,

•	Increases in small ticket operating lease revenue of $5.3 million,

•	Increases in gains on repurchases of CODES of $1.5 million, and

•	Increases in gains related to the change in market value of purchased residential mortgage loans between price commitment and settlement dates of $1.3 million.

These increases were partially offset by a decrease of $7.3 million in gains on sale of securities and loans as well as a charge of $1.0 million for an other-than-temporary impairment of Fannie Mae and Freddie Mac securities during the first nine months of 2005 compared to the same period one year ago.

Non-interest income as a percentage of total revenues for the third quarter of 2005 was 44.5%, compared to 40.6% for the third quarter of 2004 and 45.3% for the second quarter of 2005. Non-interest income as a percentage of total revenues for the first nine months of 2005 was 44.3%, compared to 39.6% for the same period one year ago.

Operating Expenses

Operating expenses for the third quarter of 2005 increased to $84.6 million from $78.9 million in the third quarter of 2004. This was primarily attributable to:

•	Increases in compensation expense of $6.1 million including $3.3 million related to Lucini / Parish, and $1.5 million related to special bonuses and severance payments, and

•	Increases in depreciation expense on leased equipment of $1.6 million.

These increases were partially offset by a $1.9 million decrease in legal and professional expense primarily related to Sarbanes-Oxley compliance activities.

Operating expenses for the third quarter of 2005 increased to $84.6 million from $81.1 million in the second quarter of 2005. This was primarily attributable to:

•	Increases in compensation expense of $2.6 million, and

•	Increases in legal and professional expense of $1.5 million.

These increases were partially offset by a decrease of $0.9 million in other expenses.

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

Operating expenses in the first nine months of 2005 increased to $249.7 million from $236.3 million in the same period one year ago. This was primarily attributable to:

•	Increases in compensation expense of $9.2 million including $2.5 million of severance, $5.3 million related to Lucini / Parish, and $1.8 million related to pension expense, and

•	Increases in depreciation expense on leased equipment of $4.5 million.

These increases were partially offset by a decrease of $1.9 million in legal and professional expense.

Credit Quality Overview

Net loan charge-offs in the third quarter of 2005 were $3.1 million, or 0.26% of average loans, annualized, compared to $3.6 million, or 0.32% of average loans, annualized, for the third quarter of 2004 and $3.5 million, or 0.30% of average loans, annualized, for the second quarter of 2005. Net loan charge-offs for the first nine months of 2005 were $10.1 million, or 0.30% of average loans, annualized, compared to $13.1 million or 0.39% for the same period in 2004.

Non-performing assets were $73.1 million at September 30, 2005, compared to $59.3 million at September 30, 2004 and $88.6 million at June 30, 2005. The non-performing assets at September 30, 2005, included one relationship in the aggregate principal amount of $36.6 million, which we reported last quarter. The ratio of non-performing assets to total assets was 1.04% at September 30, 2005, compared to 0.83% at September 30, 2004 and 1.22% at June 30, 2005. The ratio of non-performing loans to total loans was 1.54% at September 30, 2005, compared to 1.31% at September 30, 2004 and 1.87% at June 30, 2005.

The Company recorded a negative provision for credit losses of $3.4 million for the third quarter of 2005, compared to a $1.3 million provision for the third quarter of 2004, and a $2.3 million provision for the second quarter of 2005. The provision for the first nine months of 2005 was a negative provision of $2.8 million, compared to $5.3 million for the same period one year ago.

The allowance for loan and lease losses was $92.9 million, or 1.99% of total loans, at September 30, 2005, compared to $113.5 million, or 2.53% of total loans, at September 30, 2004 and $98.5 million, or 2.08% of total loans, at June 30, 2005.

“We are encouraged by the continued strengthening of our credit fundamentals,” stated Mr. Scordelis. “The $15.5 million decline in non-performing assets during the quarter included a principal pay down of $5.0 million on the large single non-performing relationship referenced in the prior quarter. Absent this relationship, non-performing assets would have been at $36.5 million on September 30, 2005, which would have been the lowest quarter-end non-performing assets level since the first quarter of 2002,” he noted.

“We remain disciplined in our approach to the underwriting, pricing, and administration of our portfolio, and believe that our results reflect our sustained commitment to credit quality as well as to the inherent value in our regional market knowledge and the relationship focus of our core business model,” added Mr. Scordelis.

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

Balance Sheet

At September 30, 2005, total assets were $7.1 billion, total net loans were $4.7 billion, total securities were $1.5 billion, and total deposits were $5.0 billion.

Total net loans increased by $194.7 million from September 30, 2004 to September 30, 2005. This year-over-year growth reflects increases in the following portfolios:

•	$258.3 million in purchased and originated residential mortgage loans,

•	$150.4 million in real estate construction and land loans, and

•	$46.5 million in commercial loans.

These increases were offset by decreases in commercial term real estate loans of $214.6 million, in consumer and other loans of $37.0 million and in real estate other loans of $10.7 million.

Total net loans decreased by $55.2 million from June 30, 2005 to September 30, 2005. This third quarter result included an increase in real estate construction and land loans of $66.9 million, which was offset by decreases in the following areas:

•	$61.0 million in commercial term real estate loans,

•	$22.2 million in consumer and other loans,

•	$21.0 million in commercial loans,

•	$15.9 million in real estate other loans, and

•	$2.2 million in residential mortgage loans.

Excluding pay downs in the purchased residential mortgage loans, the Company’s loan portfolio declined by $47.7 million during the third quarter of 2005.

“While loan totals modestly declined during the quarter, we are encouraged by the migration of our mix to one of improved diversification and view this trend as being indicative that a solid foundation is being established for long-term growth,” commented Mr. Scordelis.

Total core deposits (excluding institutional and brokered deposits) at September 30, 2005 decreased by $315.5 million compared to September 30, 2004 and increased by $23.2 million compared to June 30, 2005. Non-core deposits and wholesale borrowings at September 30, 2005 increased by $233.5 million compared to September 30, 2004 and decreased by $191.4 million compared to June 30, 2005.

Total investment securities were $1.5 billion as of September 30, 2005 compared to $1.8 billion at September 30, 2004 and $1.6 billion at June 30, 2005. During the third quarter of 2005, the Company repurchased $1.0 million in face value of CODES due 2022 in a privately negotiated transaction. This transaction completes the retirement of this issue. For the nine-month period ended September 30, 2005, the Company repurchased $163.2 million in face value of CODES due 2024 in privately

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

negotiated transactions. As of September 30, 2005, $102.1 million of face value of CODES due 2024 remained outstanding.

“Investment portfolio attrition reflected a combination of contractual maturities and mortgage-backed security principal repayments, net of $38.2 million in new purchases,” stated James S. Westfall, Executive Vice President and Chief Financial Officer. “Portfolio duration extended modestly reflecting the mortgage prepayment dampening effect of higher interest rates. The Company continues to manage the investment portfolio and its wholesale fundings to maintain a slightly positive net asset interest rate sensitivity position.”

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to exceed the well-capitalized guidelines established by bank regulatory agencies.

The Company’s total equity to assets ratio was 10.91% at September 30, 2005, compared to 10.47% at September 30, 2004 and 10.64% at June 30, 2005. The Company’s tangible total equity to tangible assets ratio was 7.11% at September 30, 2005, compared to 7.60% at September 30, 2004 and 6.92% at June 30, 2005. The increase during the third quarter of 2005 compared to the second quarter of 2005 was primarily attributable to a lower tangible asset balance.

Repurchases under the Company’s $80.0 million common share repurchase program during the third quarter of 2005 totaled 619,110 shares at an average price of $25.53 per share. For the nine-month period ended September 30, 2005, common share repurchases totaled 1,680,129 shares at an average price of $25.46 per share. Remaining unused repurchase program authority at September 30, 2005 was $47.9 million.

Net Interest Margin and Interest Rate Risk Management

The net interest margin for the third quarter of 2005 was 4.36%, compared to 4.27% for the third quarter of 2004 and 4.29% for the second quarter of 2005. The net interest margin for the first nine months of 2005 was 4.37% compared to 4.35% for the same period in 2004.

The net interest margin for the third quarter of 2005 compared to the second quarter of 2005 was benefited by the following factors:

•	2 basis points due to changes in funding composition,

•	4 basis points from loan prepayment fees and accelerated recognition of associated fee revenue, and

•	3 basis points due to interest revenue recognition associated with payoffs of loans previously designated as non accrual

These increases were partially offset by a 6 basis point margin contraction attributable to the full quarter effect of purchased residential mortgage loans acquired in the second quarter of 2005.

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

“While structural balance sheet changes contributed to the third quarter margin expansion, the Company also benefited from its slightly net asset interest rate sensitivity position in conjunction with rising short-term interest rates,” stated Mr. Westfall.

Outlook for 2005

Our full year guidance for 2005 is as follows:

•	Core Loan Growth – based on the current forecast of moderate economic growth in our primary market area, we anticipate core loan portfolio growth in the flat to low single digits.

•	Core Deposit Growth – we anticipate core deposit growth in the flat to low single digits, and intend to adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.

•	Credit Quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate net charge-offs from 30 basis points to 40 basis points of average loans outstanding.

•	Net Interest Margin – based on the Company’s anticipated core loan and deposit growth and its slightly net asset interest rate sensitivity position, we expect the margin to fluctuate in the 4.30% to 4.40% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PDT) on Wednesday, October 26, 2005. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PDT on October 26 through midnight on November 2, 2005 by dialing (800) 642-1687 or (706) 645-9291 and providing Conference ID 1218825.

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and a subpoena from the New York Attorney General related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

GREATER BAY BANCORP

SEPTEMBER 30, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

		Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004
	Interest Income	$100,710	$96,050	$91,798	$92,576	$93,574
	Interest Expense	32,714	30,625	25,756	24,473	23,307

	Net Interest Income Before Provision for Credit Losses	67,996	65,425	66,042	68,103	70,267
	Provision for Credit Losses	(3,352)	2,252	(1,678)	213	1,308

	Net Interest Income After Provision for Credit Losses	71,348	63,173	67,720	67,890	68,959
	Non-interest Income:
	Insurance Commissions and Fees	39,974	39,223	38,122	29,727	33,276
	Rental Revenue on Operating Leases	4,901	4,463	4,032	3,500	3,067
	Service Charges and Other Fees	2,496	2,869	2,550	2,611	2,599
	Loan and International Banking Fees	1,663	2,113	2,013	1,352	2,137
	Trust Fees	1,074	1,060	1,066	1,078	1,009
	Gains on Sale of Loans	100	111	95	1,315	129
	Gains on Sale of Securities, net	43	9	290	1,636	2,820
	Other Income	4,238	4,393	2,025	3,796	2,951

	Total Non-interest Income	54,489	54,241	50,193	45,015	47,988
	Operating Expenses:
	Salaries & Benefits	50,745	48,172	50,285	42,650	44,694
	Occupancy and Equipment	11,278	11,148	10,412	11,984	11,570
	Legal and Other Professional Costs	4,671	3,198	4,851	6,478	6,562
	Depreciation - Operating Leases	4,108	3,735	3,370	2,941	2,549
	Amortization of Intangibles	1,886	2,072	2,083	2,072	2,071
	Other Expenses	11,936	12,805	12,947	12,651	11,490

	Total Operating Expenses	84,624	81,130	83,948	78,776	78,936
	Income Before Provision for Income Taxes	41,213	36,284	33,965	34,129	38,011
	Provision for Income Taxes	15,626	13,609	12,455	13,050	15,556

	Net Income	$25,587	$22,675	$21,510	$21,079	$22,455

	EARNINGS PER SHARE DATA:
	Earnings Per Common Share (1)
	Basic	$0.47	$0.41	$0.38	$0.38	$0.41
	Diluted	$0.44	$0.38	$0.34	$0.33	$0.36
	Weighted Average Common Shares Outstanding	50,698	50,843	51,135	51,060	51,046
	Weighted Average Common & Common Equivalent Shares Outstanding	54,010	55,573	58,184	58,924	58,776
	GAAP Ratios
	Return on Quarterly Average Assets, annualized	1.42%	1.29%	1.26%	1.18%	1.20%
	Return on Quarterly Average Common Shareholders’ Equity, annualized	15.13%	13.68%	13.03%	12.69%	13.90%
	Return on Quarterly Average Total Equity, annualized	13.12%	11.84%	11.28%	11.14%	12.16%
	Net Interest Margin, annualized (2)	4.36%	4.29%	4.45%	4.37%	4.27%
	Operating Expense Ratio, annualized (3)	4.68%	4.61%	4.90%	4.42%	4.22%
	Efficiency Ratio (4)	69.09%	67.80%	72.22%	69.64%	66.75%
	NON-GAAP Ratios
	Efficiency Ratio (Excluding ABD) (5)	60.12%	60.79%	68.86%	60.94%	60.37%
(1)	The following table provides the detailed calculation of basic and diluted earnings per common share. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.
	Net Income as reported	$25,587	$22,675	$21,510	$21,079	$22,455
	Less: Dividends on convertible preferred stock	(1,834)	(1,841)	(1,840)	(1,653)	(1,653)

(A)	Net Income available to common shareholders	$23,753	$20,834	$19,670	$19,426	$20,802
	Add: CODES interest, net of taxes	75	116	174	190	202

(B)	Net Income available to common shareholders including CODES	$23,828	$20,950	$19,844	$19,616	$21,004

(C)	Weighted Average Common Shares Outstanding	50,698	50,843	51,135	51,060	51,046
	Weighted Average Common Equivalent Shares:
	Stock Options	878	1,062	1,094	1,548	1,414
	CODES due 2024	2,426	3,653	5,940	6,301	6,301
	CODES due 2022	8	15	15	15	15

(D)	Total Weighted Average Common & Common Equivalent Shares Outstanding	54,010	55,573	58,184	58,924	58,776

(A)/(C)	Earnings Per Common Share - Basic	$0.47	$0.41	$0.38	$0.38	$0.41
(B)/(D)	Earnings Per Common Share - Diluted	$0.44	$0.38	$0.34	$0.33	$0.36
(2)		Net interest income for the period, annualized and divided by average quarterly interest earning assets. Non accrual loans are excluded from the average balances.
(3)		Total operating expenses for the period, annualized and divided by average quarterly assets.
(4)		Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5)		Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:
	Operating Expenses (Excluding ABD)	$49,174	$48,750	$53,535	$50,476	$51,079
	Revenue (Excluding ABD)	$81,796	$80,190	$77,744	$82,832	$84,612

Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

GREATER BAY BANCORP

SEPTEMBER 30, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED OPERATING DATA FOR THE NINE MONTH PERIODS:

		9 Months Ended SEPT 30 2005	9 Months Ended SEPT 30 2004
	Interest Income	$288,558	$283,923
	Interest Expense	89,095	66,403

	Net Interest Income Before Provision for Credit Losses	199,463	217,520
	Provision for Credit Losses	(2,778)	5,308

	Net Interest Income After Provision for Credit Losses	202,241	212,212
	Non-interest Income:
	Insurance Commissions and Fees	117,319	100,773
	Rental Revenue on Operating Leases	13,396	8,049
	Service Charges and Other Fees	7,915	7,846
	Loan and International Banking Fees	5,789	6,255
	Trust Fees	3,200	2,916
	Gains on Sale of Loans	306	1,166
	Gains on Sale of Securities, net	342	6,734
	Other Income	10,656	8,549

	Total Non-interest Income	158,923	142,288
	Operating Expenses:
	Salaries & Benefits	149,202	140,024
	Occupancy and Equipment	32,838	32,026
	Legal and Other Professional Costs	12,720	14,588
	Depreciation - Operating Leases	11,213	6,706
	Amortization of Intangibles	6,041	6,214
	Other Expenses	37,688	36,699

	Total Operating Expenses	249,702	236,257
	Income Before Provision for Income Taxes	111,462	118,243
	Provision for Income Taxes	41,690	46,403

	Net Income	$69,772	$71,840

	EARNINGS PER SHARE DATA:
	Earnings Per Common Share (1)
	Basic	$1.26	$1.30
	Diluted	$1.16	$1.17
	Weighted Average Common Shares Outstanding	50,891	51,605
	Weighted Average Common & Common Equivalent Shares Outstanding	55,824	57,522
	GAAP Ratios
	Return on YTD Average Assets, annualized	1.32%	1.27%
	Return on YTD Average Common Shareholders’ Equity, annualized	13.96%	14.72%
	Return on YTD Average Total Equity, annualized	12.09%	12.90%
	Net Interest Margin, annualized (2)	4.37%	4.35%
	Operating Expense Ratio, annualized (3)	4.73%	4.18%
	Efficiency Ratio (4)	69.67%	65.66%
	NON-GAAP Ratios
	Efficiency Ratio (Excluding ABD) (5)	63.18%	58.90%
(1)	The following table provides the detailed calculation of basic and diluted earnings per common share. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.
	Net Income as reported	$69,772	$71,840
	Less: Dividends on convertible preferred stock	(5,515)	(4,960)

(A)	Net Income available to common shareholders	$64,257	$66,880
	Add: CODES interest, net of taxes	365	396

(B)	Net Income available to common shareholders including CODES	$64,622	$67,276

(C)	Weighted Average Common Shares Outstanding	50,891	51,605
	Weighted Average Common Equivalent Shares:
	Stock Options	927	1,509
	CODES due 2024	3,993	4,393
	CODES due 2022	13	15

(D)	Total Weighted Average Common & Common Equivalent Shares Outstanding	55,824	57,522

(A)/(C)	Earnings Per Common Share - Basic	$1.26	$1.30
(B)/(D)	Earnings Per Common Share - Diluted	$1.16	$1.17
(2)		Net interest income for the period, annualized and divided by YTD average interest earning assets. Non accrual loans are excluded from the average balances.
(3)	Total operating expenses for the period, annualized and divided by YTD average assets.
(4)		Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5)		Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:
	Operating Expenses (Excluding ABD)	$151,459	$151,993
	Revenue (Excluding ABD)	$239,730	$258,050

Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

GREATER BAY BANCORP

SEPTEMBER 30, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Sept 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sept 30 2004
Cash and Due From Banks	$153,284	$190,048	$213,806	$171,657	$184,639
Fed Funds Sold	20,000	10,000	—	—	8,000
Securities	1,487,935	1,583,662	1,592,120	1,602,268	1,825,289
Loans:
Commercial	1,998,305	2,019,331	2,006,585	1,969,351	1,951,813
Term Real Estate - Commercial	1,432,939	1,493,890	1,540,496	1,597,756	1,647,568

Total Commercial	3,431,244	3,513,221	3,547,081	3,567,107	3,599,381
Real Estate Construction and Land	609,969	543,117	499,817	479,113	459,533
Residential Mortgage	258,268	260,453	71,004	22,982	—
Real Estate Other	261,969	277,847	250,977	268,755	272,684
Consumer and Other	115,593	137,827	129,859	145,065	152,553
Deferred Fees and Discounts, Net	(12,681)	(12,939)	(13,239)	(13,902)	(14,457)

Total Loans, Net of Deferred Fees and Discounts	4,664,362	4,719,526	4,485,499	4,469,120	4,469,694
Allowance for Loan and Lease Losses (1)	(92,857)	(98,487)	(99,355)	(107,517)	(113,460)

Total Loans, Net (1)	4,571,505	4,621,039	4,386,144	4,361,603	4,356,234
Goodwill	236,511	236,211	212,077	212,432	178,317
Other Intangible Assets	51,739	53,785	36,986	39,228	41,310
Other Assets	529,983	550,402	510,223	509,457	475,612

Total Assets	$7,050,957	$7,245,147	$6,951,356	$6,896,645	$7,069,401

Deposits:
Demand, Non-Interest Bearing	$1,066,536	$1,091,208	$1,065,004	$1,052,272	$1,053,348
NOW, MMDA and Savings	3,003,159	2,955,343	3,193,558	3,263,716	3,272,922
Time Deposits, $100,000 and over	750,406	696,740	602,432	647,531	716,911
Other Time Deposits	195,315	136,008	134,749	139,320	152,376

Total Deposits	5,015,416	4,879,299	4,995,743	5,102,839	5,195,557

Other Borrowings	813,006	1,117,285	775,361	578,664	714,883
Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities	230,159	254,459	198,063	229,144	196,129

Total Liabilities	6,268,892	6,461,354	6,179,478	6,120,958	6,316,880

Preferred Stock of Real Estate Investment Trust Subsidiaries	12,658	12,617	12,577	12,621	12,582
Convertible Preferred Stock	102,706	103,366	103,569	103,816	91,917
Common Shareholders’ Equity	666,701	667,810	655,732	659,250	648,022

Total Equity	769,407	771,176	759,301	763,066	739,939

Total Liabilities and Total Equity	$7,050,957	$7,245,147	$6,951,356	$6,896,645	$7,069,401

RATIOS:
Loan Growth, current quarter to prior year quarter	4.36%	6.22%	1.11%	-1.51%	-2.86%
Loan Growth, current quarter to prior quarter, annualized	-4.64%	20.93%	1.49%	-0.05%	2.39%
Loan Growth, YTD	5.84%	11.30%	1.49%	-1.51%	-2.01%
Core Loan Growth, current quarter to prior year quarter (2)	-1.11%	0.56%	-0.49%	-2.02%	-2.86%
Core Loan Growth, current quarter to prior quarter, annualized (2)	-4.24%	4.84%	-2.89%	-2.10%	2.39%
Core Loan Growth, YTD (2)	-0.78%	0.98%	-2.89%	-2.02%	-2.01%
Deposit Growth, current quarter to prior year quarter	-3.47%	-8.06%	-3.58%	-3.95%	-4.47%
Deposit Growth, current quarter to prior quarter, annualized	11.07%	-9.35%	-8.51%	-7.10%	-8.35%
Deposit Growth, YTD	-2.29%	-8.83%	-8.51%	-3.95%	-2.94%
Core Deposit Growth, current quarter to prior year quarter (3)	-6.45%	-9.21%	-0.04%	5.33%	7.10%
Core Deposit Growth, current quarter to prior quarter, annualized (3)	2.02%	-16.23%	-5.18%	-6.94%	-9.79%
Core Deposit Growth, YTD (3)	-6.40%	-10.63%	-5.18%	5.33%	9.61%
Revenue Growth, current quarter to prior year quarter	3.58%	0.86%	-5.53%	-2.53%	1.22%
Revenue Growth, current quarter to prior quarter, annualized	9.35%	11.84%	11.62%	-17.56%	-1.59%
Net Interest Income Growth, current quarter to prior year quarter	-3.23%	-8.98%	-12.38%	-9.46%	-3.33%
Net Interest Income Growth, current quarter to prior quarter, annualized	15.59%	-3.75%	-12.27%	-12.25%	-8.94%

(1)	As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan and lease losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.

(2)	Core loans calculated as total loans less purchased residential mortgage loans.

(3)	Core deposits calculated as total deposits less institutional and brokered time deposits.

Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

GREATER BAY BANCORP

SEPTEMBER 30, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	September 30, 2005			June 30, 2005			September 30, 2004
	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$45,033	$384	3.38%	$32,893	$220	2.68%	$37,979	$126	1.32%
Other short-term securities	11,923	59	1.96%	6,414	28	1.75%	2,865	15	2.08%
Securities:
Taxable	1,446,353	15,117	4.15%	1,495,651	16,000	4.29%	2,007,885	21,393	4.24%
Tax-exempt (2)	82,724	1,015	4.87%	84,555	1,042	4.94%	86,330	1,088	5.01%
Loans (3)	4,594,833	84,135	7.26%	4,500,370	78,760	7.02%	4,412,082	70,952	6.40%
Total interest-earning assets	6,180,866	100,710	6.46%	6,119,883	96,050	6.30%	6,547,141	93,574	5.69%
Noninterest-earning assets	985,764	—		940,619	—		895,842	—

Total assets	$7,166,630	100,710		$7,060,502	96,050		$7,442,983	93,574

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$3,004,193	13,042	1.72%	$3,112,247	13,297	1.71%	$3,359,052	10,361	1.23%
Time deposits over $100,000	729,040	5,562	3.03%	662,924	4,424	2.68%	723,966	2,968	1.63%
Other time deposits	180,933	1,172	2.57%	136,574	781	2.29%	160,263	679	1.69%

Total interest-bearing deposits	3,914,166	19,776	2.00%	3,911,745	18,502	1.90%	4,243,281	14,008	1.31%
Short-term borrowings	350,989	3,290	3.72%	413,096	3,625	3.52%	522,015	2,859	2.18%
CODES	93,304	131	0.56%	144,225	192	0.53%	241,131	306	0.50%
Subordinated debt	210,311	4,446	8.39%	210,311	4,377	8.35%	210,311	4,491	8.50%
Other long-term borrowings	417,583	5,071	4.82%	299,061	3,929	5.27%	166,447	1,643	3.93%

Total interest-bearing liabilities	4,986,353	32,714	2.60%	4,978,438	30,625	2.47%	5,383,185	23,307	1.72%
Noninterest-bearing deposits	1,133,089			1,083,982			1,067,859
Other noninterest-bearing liabilities	260,648			217,306			242,224
Preferred stock of real estate investment trust subsidiaries	12,634			12,593			15,272
Shareholders' equity	773,906			768,183			734,443

Total shareholders' equity and liabilities	$7,166,630	32,714		$7,060,502	30,625		$7,442,983	23,307

Net interest income		$67,996			$65,425			$70,267

Net yield on interest-earning assets(4)			4.36%			4.29%			4.27%

(1)	Nonaccrual loans are excluded from the average balance.

(2)	Tax equivalent yields earned on the tax-exempt securities are 7.26%, 7.38% and 7.56% for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004, respectively, using the federal statutory tax rate of 35%.

(3)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $841,000, $(1,000) and $(838,000) for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004, respectively.

(4)	Net yield on interest-earning assets during the period equals (a) the difference between interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period.

Greater Bay Bancorp Reports Third Quarter 2005 Results

October 26, 2005

GREATER BAY BANCORP

SEPTEMBER 30, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Sept 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sept 30 2004
Nonperforming Assets (1)
Commercial	$5,495	$7,122	$8,213	$11,586	$14,306
Real Estate Term and Construction	43,621	57,404	26,591	19,608	26,494
SBA	7,612	7,421	6,752	1,876	2,607
Venture Banking Group	—	—	24	806	3,387
Specialty Finance	11,382	8,034	10,816	9,835	10,773
Other	3,821	8,105	189	—	1,174

Total Nonperforming Loans (2)	$71,931	$88,086	$52,585	$43,711	$58,741
OREO	—	—	—	—	—
Other Nonperforming Assets	1,153	495	840	569	534

Total Nonperforming Assets (1)	$73,084	$88,581	$53,425	$44,280	$59,275

Net Loan Charge-Offs (Recoveries) (3)	$3,098	$3,476	$3,511	$4,563	$3,584
Ratio of Allowance for Loan and Lease Losses to: (4)
Average Loans	1.99%	2.15%	2.23%	2.41%	2.54%
End of Period Loans	1.99%	2.08%	2.21%	2.40%	2.53%
Total Nonaccrual Loans	129.09%	111.81%	188.94%	245.97%	193.15%
Ratio of Provision for Credit Losses to Average Loans, annualized	-0.28%	0.20%	-0.15%	0.02%	0.12%
Total Nonperforming Loans to Total Loans	1.54%	1.87%	1.17%	0.98%	1.31%
Total Nonperforming Assets to Total Assets	1.04%	1.22%	0.77%	0.64%	0.83%
Ratio of Quarterly Net Loan Charge-offs to Average Loans, annualized	0.26%	0.30%	0.32%	0.41%	0.32%
Ratio of YTD Net Loan Charge-offs to YTD Average Loans	0.30%	0.31%	0.32%	0.40%	0.39%

(1)    Nonperforming assets include nonperforming loans, Other Real Estate Owned and other nonperforming assets.

(2)    Nonperforming loans are defined as loans which are on nonaccrual status.

(3)    Net loan charge-offs are loan charge-offs net of recoveries.

(4)    As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan and lease losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:

	Sept 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sept 30 2004
Tier 1 Leverage ratio	10.23%	10.30%	10.98%	10.67%	10.18%
Tier 1 Risk-Based Capital ratio	12.25%	11.96%	13.08%	13.01%	12.98%
Total Risk-Based Capital ratio	13.51%	13.22%	14.34%	14.27%	14.24%
Total Equity to Assets ratio	10.91%	10.64%	10.92%	11.06%	10.47%
Tier I Capital	$702,030	$695,108	$733,387	$727,319	$733,579
Total Risk-based Capital	$774,044	$768,187	$803,966	$797,788	$804,839
Risk Weighted Assets	$5,730,710	$5,810,227	$5,605,961	$5,591,535	$5,651,203
NON-GAAP RATIOS (1):
Tangible Total Equity to Tangible Assets - End of Period	7.11%	6.92%	7.61%	7.70%	7.60%
Tangible Common Book Value Per Common Share - End of Period (2)	$7.51	$7.44	$7.97	$7.96	$8.42
Common Book Value Per Common Share - End of Period (3)	$13.22	$13.16	$12.85	$12.88	$12.73
Total Common Shares Outstanding - End of Period	50,425	50,756	51,046	51,179	50,907

(1) The following table provides a reconciliation of Total Equity to Tangible Total Equity and Total Assets to Tangible Assets:
Common Shareholders’ Equity	$666,701	$667,810	$655,732	$659,250	$648,022
Convertible Preferred Stock	102,706	103,366	103,569	103,816	91,917

Total Equity	769,407	771,176	759,301	763,066	739,939
Less: Goodwill and Other Intangible Assets	(288,250)	(289,996)	(249,063)	(251,660)	(219,627)

Tangible Total Equity	$481,157	$481,180	$510,238	$511,406	$520,312

Total Assets	$7,050,957	$7,245,147	$6,951,356	$6,896,645	$7,069,401
Less: Goodwill and Other Intangible Assets	(288,250)	(289,996)	(249,063)	(251,660)	(219,627)

Tangible Assets	$6,762,707	$6,955,151	$6,702,293	$6,644,985	$6,849,774

(2)	Computed as Common Shareholders’ Equity, less Goodwill and Other Intangible Assets divided by Total Common Shares outstanding.

(3)	Computed as Common Shareholders’ Equity divided by Common Shares outstanding - end of period.